Exhibit 31.1

I, Gregory S. Butterfield, certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Vivint Solar, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 19, 2014

/s/ Gregory S. Butterfield
Gregory S. Butterfield
Chief Executive Officer and President (Principal Executive Officer)